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                                                                    EXHIBIT 23.2


                CONSENT OF BDO SEIDMAN, LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements pertaining to the Healthaxis Inc. 2000 Stock Option Plan (Form S-8 No. 333-54690), Provident American Corporation Stock Option Plan For Directors, Provident American Corporation 1996 Employee Incentive Stock Option Plan, Provident American Corporation 1996 Incentive Stock Option Plan For Life And Health Insurance Agents (Form S-8 No. 333-15997), The Provident Military Market Stock Option Plan (Form S-8 No. 333-71223), Provident American Corporation Amended And Restated Stock Option Plan For Directors (Form S-8 No. 333-83091), Pre-Effective Amendment No. One To Form S-3 (File No. 333-33842) and the Registration Statement pertaining to the Healthaxis.com, Inc. Amended and Restated 1998 Stock Option Plan and the Insurdata Incorporated 1999 Stock Option Plan (Post-Effective Amendment No. 1 on Form S-8 to Form S-4 No. 333-30256) of our report dated March 16, 2001, except for Note 27 as to which the date is June 11, 2002 relating to the consolidated financial statements of Healthaxis Inc. appearing in the Company's Current Report on Form 8-K dated August 29, 2002, filed with the Securities and Exchange Commission. We also consent to the reference to us under the caption "Experts" in the Prospectus included in the Registration Statement on Form S-3.


                                                /s/ BDO Seidman, LLP


Dallas, Texas
August 29, 2002